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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cisco Systems, Inc. of our reports dated August 8, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Cisco Systems, Inc.'s 2000 Annual Report on Form 10-K for the year ended July 29, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 5, 2000